                                                    EXHIBIT 32

                                            SECTION 1350 CERTIFICATIONS

I, David E. Johnson, Chief Executive Officer, certify that

         this periodic report containing financial statements fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and
         that information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Date:    April 13     , 2007
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                                                      /s/ David E. Johnson
                                                     -------------------------------
                                                     David E. Johnson
                                                     Chief Executive Officer

I, Dee Dee Lowery, Chief Financial Officer, certify that

         this periodic report containing financial statements fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and
         that information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Date:    April 13     , 2007
     -----------------

                                                      /s/ Dee Dee Lowery
                                                     -------------------------------
                                                     Dee Dee Lowery
                                                     Chief Financial Officer